Exhibit 99.1

PRESS RELEASE

AEON Biopharma Reports First Quarter 2025 Financial Results and Provides Corporate Update

– Continue to conduct analytical studies to prepare for a potential Biosimilar Biological Product Development (“BPD”) Type 2a meeting with the FDA in the second half of 2025 –

– Pursuing a 351(k) regulatory pathway for ABP-450, which offers potential access to the U.S. market under a single approval for all of BOTOX’s currently approved and future therapeutic indications–

– Appointed Rob Bancroft as the Company’s President and Chief Executive Officer; Mr. Bancroft also joined AEON’s Board of Directors –

IRVINE, Calif., May 14, 2025 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE: AEON), a clinical-stage biopharmaceutical company focused on developing a botulinum toxin complex for the treatment of multiple therapeutic indications, announced its financial results for the first quarter ended March 31, 2025, and provided a business update.

“I am excited to report that our team is quickly advancing the biosimilar development program for ABP-450 under the 351(k) regulatory pathway utilizing BOTOX as the reference product. By utilizing this pathway, we plan to bring ABP-450 to the U.S. market under a single FDA approval that could cover all of BOTOX’s currently approved and future therapeutic indications,” commented Rob Bancroft, AEON’s President and Chief Executive Officer. “We are making progress in conducting the primary analytical studies. Once the initial analytical studies are completed, we will be able to conduct the primary comparative analytical assessment, which the FDA will evaluate at our Biosimilar BPD Type 2a meeting and determine the next steps for the program.”

“Once we successfully complete the FDA's rigorous approval process for ABP-450 as a biosimilar to Botox, we believe our therapeutic neurotoxin has the potential to offer a more economically viable solution that would enhance patient access and optimize cost-efficiency for payers and healthcare providers. These changes would likely be widely welcomed by these stakeholders, given the current dynamics of the therapeutic toxin market, which is estimated to be at least $3.3 billion worldwide and predominantly controlled by a single toxin,” concluded Mr. Bancroft.

Recent Clinical and Corporate Highlights

●Advancing its development plan for ABP-450 utilizing 351(k) regulatory pathway for biosimilars – The Company is pursuing a 351(k) biosimilar regulatory pathway for ABP-450 (prabotulinumtoxinA) injection, using BOTOX® (onabotulinumtoxinA) as a proposed reference product for all of the therapeutic indications for which BOTOX is approved. The Company believes it is aligned with the FDA on the initial key requirements to proceed with the 351(k) regulatory pathway.
oThe Company continues to conduct the primary analytical studies to fulfill the standard regulatory requirements for a comparative analytical assessment (CAA).
oExtensive preclinical toxicology and other data have been previously generated by the Company’s licensing partner.

Exhibit 99.1

PRESS RELEASE

o	The Company plans to hold a Biosimilar Biological Product Development (BPD) Type 2a meeting with FDA in the second half of 2025 to discuss the outcome from these studies and determine the next steps in development.
●	Management Changes – The Company appointed Rob Bancroft as President and Chief Executive Officer, effective April 29, 2025. He was also appointed to the Company’s Board of Directors. Mr. Bancroft has over 25 years of leadership experience in the life sciences industry, spanning biopharmaceuticals, medical devices, and healthcare technology. Prior to joining AEON, he served as General Manager of the Therapeutics business at Revance Therapeutics, where he led the launch of Daxxify® in cervical dystonia with a novel strategy that prioritized expert endorsement, payer coverage, and reimbursement infrastructure ahead of broader investment - driving strong early adoption and differentiated positioning in the $3.3 billion botulinum toxin therapeutics market.
o	Former CEO, Marc Forth, to remain as a member of the Company’s Board of Directors, through which he will continue to advise the Company’s management team and provide strategic guidance.
●	Liquidity and Capital Resources – The Company reported cash and cash equivalents of $10.4 million as of March 31, 2025, which is expected to be sufficient to fund the Company’s operating plan through the fourth quarter of 2025 and its planned BPD Type 2a meeting with the FDA targeted in the second half of 2025.
●	NYSE American Listing – AEON recently announced the NYSE American LLC (“NYSE American”) accepted the Company's previously submitted plan to regain compliance with continued listing standards relating to minimum market capitalization and stockholders' equity. The NYSE American granted the Company until August 3, 2026 to regain compliance with the continued listing standards, subject to the Company’s continued monitoring by NYSE American in the interim.

About AEON Biopharma

AEON is a clinical stage biopharmaceutical company focused on developing its proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, Health Canada and European Medicines Agency. The product is approved as a biosimilar in Mexico and India. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. The Company has built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization. To learn more about AEON, visit www.aeonbiopharma.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or AEON’s future financial or operating performance. For example, statements regarding meetings with the FDA, the timing of primary comparative analytical studies, and potential determination that ABP-450 is highly similar to the reference product for currently approved and future therapeutic indications are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "plan", "possible", "forecast", "expect", "intend", "will",

Exhibit 99.1

PRESS RELEASE

"estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by AEON and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against AEON or others; (ii) AEON’s future capital requirements; (iii) AEON’s ability to raise financing in the future; (iv) AEON’s ability to continue to meet continued stock exchange listing standards; (v) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; (vi) the outcomes from any meetings or discussions with regulatory authorities; and (vii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at  www.sec.gov.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. AEON does not undertake any duty to update these forward-looking statements.

Contacts

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors
+1 212 915 2577
cdavis@lifesciadvisors.com

Source: AEON Biopharma

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value amounts)

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,446	$13
Prepaid expenses and other current assets	1,875	1,577
Total current assets	12,321	1,590
Property and equipment, net	220	235
Operating lease right-of-use asset	1,229	1,288
Other assets	29	29
Total assets	$13,799	$3,142
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,437	$5,910
Accrued clinical trials expenses	3,015	3,571
Accrued compensation	429	1,068
Other accrued expenses	2,759	3,600
Total current liabilities	8,640	14,149
Convertible notes at fair value, including related party amount of $13,320 and $11,689, at March 31, 2025 and December 31, 2024, respectively	13,320	11,689
Operating lease liability	1,083	1,145
Warrant liability	2,026	1,187
Contingent consideration liability	53	3,541
Total liabilities	25,122	31,711
Commitments and contingencies
Stockholders’ Deficit:
Class A common stock, $0.0001 par value; 1,040,000,000 and 500,000,000 shares authorized at March 31, 2025 and December 31, 2024, and 10,538,615 and 555,511 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	9	4
Additional paid-in capital	411,170	403,024
Accumulated deficit	(422,502)	(431,597)
Total stockholders' deficit	(11,323)	(28,569)
Total liabilities and stockholders' deficit	$13,799	$3,142

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2025	2024
Operating expenses:
Selling, general and administrative	$3,125	$4,649
Research and development	825	5,732
Change in fair value of contingent consideration	(3,488)	63,769
Total operating costs and expenses	462	74,150
Loss from operations	(462)	(74,150)
Other income (loss):
Change in fair value of convertible notes	(1,631)	(87)
Change in fair value of warrants	86,729	(20,903)
Loss on issuance of warrants	(75,644)	—
Loss on embedded forward purchase agreements and derivative liabilities, net	—	(22,917)
Other income, net	103	39
Total other income (loss), net	9,557	(43,868)
Income (loss) before taxes	9,095	(118,018)
Income taxes	—	—
Net income (loss)	$9,095	$(118,018)
Basic and diluted net income (loss) per share	$2.28	$(227.87)
Weighted average shares of common stock outstanding used to compute basic and diluted net income (loss) per share	3,984,876	517,915

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its controlled subsidiaries.

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